Exhibit 10.5

OPTIMER PHARMACEUTICALS, INC.
RESTRICTED STOCK UNIT GRANT NOTICE

Optimer Pharmaceuticals, Inc.  (the “Company”), hereby awards to the service provider set forth below the number of stock units set forth below in respect of shares of common stock of the Company’s subsidiary, Optimer Biotechnology, Inc., a Taiwanese corporation (“OBI”) (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Agreement, which is attached hereto and incorporated herein in its entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Restricted Stock Unit Agreement.

Service Provider:
Date of Grant:
Number of Stock Units Subject to Award:
Consideration:	Service Provider’s Services

Issuance Schedule:

The shares of OBI’s common stock to be issued in respect of the Award will be issued to Service Provider within thirty (30) days following the IPO Date provided that Service Provider is still providing Continuous Service on the IPO Date and provided further that the IPO Date is prior to December 31, 2012. The IPO Date is the date that OBI’s common stock is first sold by OBI in a public offering after which OBI’s common stock is traded on a national securities exchange.

Vesting Schedule:

The shares of OBI’s common stock issued in respect of the Award will vest with respect to 1/3rd of the shares on each anniversary of the IPO Date, subject to the Service Provider’s Continuous Service through each applicable vesting date, such that the shares will be fully vested on the third anniversary of the IPO Date. Upon a termination of the Service Provider’s Continuous Service within the three year period following the IPO Date, any then unvested shares previously issued in respect of the Award will be automatically forfeited to the Company by Service Provider at no cost to the Company and the Service Provider will have no further right, title or interest in such shares of common stock of OBI.

Additional Terms/Acknowledgements:  The undersigned Service Provider acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice and the Restricted Stock Unit Agreement.  Service Provider further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice and the Restricted Stock Unit Agreement set forth the entire understanding between Service Provider and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

OPTIMER PHARMACEUTICALS, INC.		SERVICE PROVIDER:

By:
Signature		Signature

Title:		Date:

Date:

ATTACHMENT:	Restricted Stock Unit Agreement

OPTIMER PHARMACEUTICALS, INC.

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement and in consideration of your services, Optimer Pharmaceuticals, Inc (the “Company”) has awarded you restricted stock units in respect of the common stock of OBI (the “Award”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award.  This Restricted Stock Unit Award Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.  Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement shall have the same meanings given to them in the Grant Notice, as applicable.  The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.             GRANT OF THE AWARD.    This Award represents the right to be issued on a future date the number of shares of common stock of OBI (“OBI Common Stock”) that is equal to the number of stock units indicated in the Grant Notice (the “Stock Units”).  As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award.  This Award was granted in consideration of your services to the Company.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the OBI Common Stock to be issued in respect of the Award.

2.             NUMBER OF SHARES.

(a)           The number of Stock Units subject to your Award may be adjusted from time to time for capitalization adjustments in the event that any dividend or other distribution (whether in the form of cash, shares of OBI, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of OBI Common Stock or other securities of OBI, occurs.  Following such an event, the board of directors of the Company or an authorized committee thereof (the “Board”) shall adjust the number and class of shares of OBI stock that may be delivered in respect of your Award.

(b)           Any additional Stock Units that become subject to the Award pursuant to this Section 3 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

(c)           Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of OBI Common Stock shall be created pursuant to this Section 3.  The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

3.             SECURITIES LAW COMPLIANCE.  You may not be issued any shares of OBI Common Stock in respect of your Award unless either (i) the shares are registered under the

Securities Act of 1933, as amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4.             TRANSFER RESTRICTIONS.  Your Award is not transferable, except by will or by the laws of descent and distribution.  In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of OBI Common Stock to be issued in respect of the Award until the shares are issued to you in accordance with Section 5 of this Agreement.  After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares to the extent, and only to the extent, such shares are vested in accordance with Section 6 below, provided that any such actions are in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of OBI Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

5.             DATE OF ISSUANCE.  The shares of OBI Common Stock to be issued in respect of the Award will be issued to you within the thirty (30) day period following the IPO Date, provided that you remain in Continuous Service with the Company through the IPO Date.  Notwithstanding the foregoing, the Company reserves the right, in its discretion, to earlier issue the shares of OBI Common Stock to you.  Upon a termination of your Continuous Service prior to the date the shares of OBI Common Stock are issued in respect of the Award, the Award will be forfeited at no cost to the Company, and you will have no further right, title or interest in the Award.

6.             VESTING.    Subject to the limitations contained herein, the shares issued in respect of your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.  Upon such termination of your Continuous Service, any shares of OBI Common Stock previously issued in respect of your Award that were not vested on the date of such termination will be forfeited to the Company at no cost to the Company and you will have no further right, title or interest in such shares of OBI Common Stock or such portion of the Award.

For all purposes of the Award, your “Continuous Service” means that your service with the Company or OBI (for so long as it remains a subsidiary), whether as an employee, director or consultant, is not interrupted or terminated.  A change in the capacity in which you render service to the Company or OBI (for so long as it remains a subsidiary) as an employee, consultant or director or a change in the entity for which you render such service, provided that there is no interruption or termination of your service with the Company or OBI (for so long as it remains a subsidiary), shall not terminate your Continuous Service.  To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether your Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company and any other affiliate or successor.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in the Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to you, or as otherwise required by law.

The Company as escrow agent will hold the shares of OBI Common Stock issued in respect of the Award until the vesting restrictions on such shares have lapsed. The OBI Common Stock will be released from escrow to you as soon as practicable after the vesting restrictions have lapsed.  The Company, in its discretion, may accelerate the time at which any vesting restrictions will lapse or be removed.

7.             DIVIDENDS.   You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a capitalization adjustment as provided in Section 3 of this Agreement; provided, however, that this sentence shall not apply with respect to any shares of OBI Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

7.             RESTRICTIVE LEGENDS.  The shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.

8.             AWARD NOT A SERVICE CONTRACT.

(a)           Nothing in this Restricted Stock Unit Agreement (including, but not limited to, the issuance of the shares in respect of your Award or the vesting of the shares issued in respect of your Award)  or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Unit Agreement shall:  (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or OBI; (ii) constitute any promise or commitment by the Company or OBI regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Restricted Stock Unit Agreement unless such right or benefit has specifically accrued under the terms of this Agreement; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)           By accepting this Award, you acknowledge and agree that the right to continue vesting in the shares to be issued in respect of the Award pursuant to the schedule set forth in Section 6 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your status as an employee, director or consultant for the Company or OBI and the loss of benefits available to you under this Restricted Stock Unit Agreement, including but not limited to, the termination of the right to continue vesting in the shares issued in respect of the Award.  You further acknowledge and agree that this Restricted Stock Unit Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or any right of the Company to terminate your Continuous Service at any time, with or without cause and with or without notice.

9.             WITHHOLDING OBLIGATIONS.

(a)           On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the OBI Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or OBI which arise in connection with your Award (the “Withholding Taxes”).  Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of OBI Common Stock from the shares of OBI Common Stock issued or otherwise issuable to you in connection with the Award with a fair market value (measured as of the date shares of OBI Common Stock are issued pursuant to Section 5) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of OBI Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)           Unless the tax withholding obligations of the Company and/or OBI are satisfied, the Company shall have no obligation to deliver to you any OBI Common Stock.

(c)           In the event the Company’s obligation to withhold arises prior to the delivery to you of OBI Common Stock or it is determined after the delivery of OBI Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

10.          UNSECURED OBLIGATION.  Your Award is unfunded, and you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement.  You shall not have voting or any other rights as a stockholder of OBI with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 5 of this Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of OBI.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and OBI, the Company or any other person.

11.          OTHER DOCUMENTS.  You hereby acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the

Company’s insider trading policy, in effect from time to time.  You also agree to abide by any similar policy of OBI in effect from time to time.

12.          NOTICES.  Any notices provided for in your Award shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to this Award by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to accept this Award through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.          MISCELLANEOUS.

(a)           The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)           This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)           All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.          SEVERABILITY.  If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.          EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Service Provider’s benefits under any employee benefit plan sponsored by the Company, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s employee benefit plans.

16.          AMENDMENT.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.